SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

Regency Plaza

4643 South Ulster Street, Suite 1510

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 31, 2015, the Company and Mark McGarrity (hereafter, “McGarrity”), Kennen Palm (hereafter, “Palm”) and Pilgrim Consulting Services, Inc., a Delaware corporation (hereafter, “Pilgrim”) agreed to unwind their written agreement dated February 23, 2015, previously disclosed on February 27, 2015 on Form 8-K (hereafter, the “Contract”). Palm and McGarrity are current shareholders of the Company. McGarrity is currently an employee of the Company. Both Palm and McGarrity are shareholders in Pilgrim. Other than the foregoing, no material relationship, other than in respect of the transaction, existed between such person(s) and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The Parties agreed to unwind the Contract as a result of industry changes following entry into the Contract. The Company determined that the required investment of resources and time to reach the desired profitability levels would be much greater than originally anticipated. Thus, based upon prudent business judgment, the Company determined to unwind the Contract and focus its resources on more productive business lines, such as mobile game development and publication.

The Parties agreed to return the original consideration exchanged in the contract. McGarrity, Palm and Pilgrim returned to the Company two million five hundred thousand restricted shares of the Company’s common stock, and the Company returned to McGarrity, Palm and Pilgrim one hundred percent of the issued shares in Franklin Networks, Inc., a Tennessee Corporation (hereafter, “Franklin”), and certain web site assets.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective December 31, 2015, the Company disposed of assets it acquired on February 23, 2015 from McGarrity, Palm and Pilgrim (the “Acquisition”). Palm and McGarrity are current shareholders of the Company. McGarrity is currently an employee of the Company. Both Palm and McGarrity are shareholders in Pilgrim. Other than the foregoing, no material relationship, other than in respect of the transaction, existed between such person(s) and the Company or any of the Company’s affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The Parties agreed to return the original consideration exchanged in the Contract. McGarrity, Palm and Pilgrim returned to the Company two million five hundred thousand restricted shares of the Company’s common stock, and the Company returned to McGarrity, Palm and Pilgrim one hundred percent of the issued shares in Franklin and certain web site assets.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
EX – 10	Unwind Agreement
EX – 20.1	Pro Forma Financial Statement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date January 20, 2016

By:/s/ James R. Thompson

Chief Executive Officer

President

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